PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (the “Agreement”), dated January 24, 2008 (the “Effective Date”), is by and among JonRoss, Inc. (the “Seller”) and Carbiz USA Inc. (the “Purchaser”).

W I T N E S S E T H:

     WHEREAS, Seller owns 50% of the issued and outstanding membership interests of Carbiz Auto Credit JV1, LLC (the “Company”); and

     WHEREAS, Seller desires to sell all of the aforementioned membership interests (the “Interests”) to Purchaser and Purchaser desires to purchase the same from Seller upon the terms hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants, premises and agreement of the parties hereto and of the mutual benefits to be gained by the performance thereof and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, for themselves and their respective heirs, personal representatives, successors and assigns covenant and agree as follows:

     1.      Purchase and Sale of Interests. Purchaser agrees to purchase and Seller agrees to sell, the Interests, in accordance with the terms and conditions set forth herein.

     2.      Agreement Regarding Purchase Price. Seller hereby sells and delivers to Purchaser, and Purchaser hereby purchases from Seller, the Interests, for aggregate consideration of Six Hundred Thousand and 00/100 Dollars ($600,000.00), payable as follows: (a) by Purchaser’s issuance to Seller as soon as practicable after the Effective Date of 1,600,000 shares of common stock of Carbiz Inc., the parent company of the Purchaser, and (b) delivery by Purchaser to Seller as soon as practicable after the Effective Date of a promissory note in the form of Exhibit A hereto.

     3.      Delivery of Assignment. Concurrently herewith, Seller hereby delivers to Purchaser an assignment of the Interests.

     4.      Representations and Warranties by Seller. Seller represents and warrants to Purchaser as follows:

     (a)      Seller is the sole owner of the Interests that are offered to Purchaser herein and all of such Interests are free and clear of liens or encumbrances of any kind.

     (b)      Seller acknowledges that it is responsible for and shall pay all taxes of whatever nature, whether state, federal, income, capital gains or otherwise that may be due on the sale of the Interests.

     5.      Governing Law. The validity, construction, interpretation, and enforcement of this Agreement are governed by the laws of the State of Florida and the United States of America, excluding the laws of this jurisdiction relating to resolution of conflict with laws of other jurisdictions.

     6.      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     7.      Further Assurances. From time to time hereafter and without further consideration, the parties, and each of them, shall execute and deliver such additional or further instruments and take such other actions as either may reasonably request in order to more effectively consummate the contemplated transactions hereunder or as shall be reasonably necessary or appropriate in connection with the carrying out of the parties respective obligations hereunder for the purposes of this Agreement.

     8.      Construction. This Agreement constitutes the negotiated joint effort of the parties and shall not be construed more strongly against any party.

     9.      Complete Agreement. This Agreement expresses the entire agreement of the parties with respect to the subject matter hereto, and supersedes all prior agreements, written or oral, with respect to such subject matter. This Agreement may be supplemented, modified or amended only in a writing signed by the parties.

     10.      Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

“SELLER”

JONROSS, INC.

By:	/s/ John Ross Quigley
John Ross Quigley, Chief Executive Officer

“PURCHASER”

CARBIZ USA INC.

By:	/s/ Carl Ritter
Carl Ritter, Chief Executive Officer